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                                  EXHIBIT 99.1



FOR IMMEDIATE RELEASE
Contact:  Thomas L. Carter (317) 715-4196

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                RECEIVES DISTRIBUTION FROM CART, INC. BANKRUPTCY

INDIANAPOLIS, IN - MAY 26, 2005 - Championship Auto Racing Teams, Inc. ("Championship" or "Company") (Pink Sheets: CPNT.PK) announced today that the bankruptcy proceedings for its wholly owned subsidiary CART, Inc. is estimated to result in a distribution to the Company of between $400,000 and $450,000, the exact amount to be dependent upon final administrative expenses and a resolution of other minor claims. The Company intends to proceed with winding up its affairs as soon as practicable.

ABOUT CHAMPIONSHIP AUTO RACING TEAMS, INC.

Championship Auto Racing Teams, Inc. previously owned and operated the Champ Car World Series. The Company has sold all of its operating assets and is in the process of winding up its affairs.

SAFE HARBOR STATEMENT

The statements made in this news release that state the Company's managements' beliefs or expectations and which are not historical facts, or which apply prospectively are forward-looking statements. Words such as "may, will, expect, believe, anticipate, forecast, intend, could, would, estimate, or continue," or the negative variation thereof, or comparable terminology are intended to identify forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained or implied by such forward-looking statements. The risks and uncertainties considered include, but are not limited to potential claims, or other issues that could occur while the company is in the process of winding up its affairs. Additional information concerning the Company's actual results can be obtained from the SEC's website at www.sec.gov.